NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                           MEDIA CONTACT:
Michael Cimini                                              Carrie Gray
KCSA Public Relations Worldwide                             HWH Public Relations
(212) 682-6300                                              (212) 355-5049
mcimini@kcsa.com                                            carrieg@hwhpr.com


     HIENERGY RECEIVES "WELLS NOTICE" AND REQUESTS FOR INFORMATION FROM SEC

IRVINE, CA, JULY 8, 2004 - HIENERGY TECHNOLOGIES, INC. (OTCBB: HIET) today announced that it has received a "Wells Notice" from the staff of the Securities and Exchange Commission in connection with the previously announced SEC investigation. The Wells Notice notifies HiEnergy that the SEC staff intends to recommend charging HiEnergy with violations of U.S. securities laws; and seeking a permanent injunction and civil penalties.

Under the SEC's procedure, HiEnergy has the opportunity to respond to the SEC staff before the staff makes a formal recommendation regarding whether any action should be brought against HiEnergy.

In addition, HiEnergy has received three written requests for information from the SEC regarding its recent public statements and filings, including HiEnergy's presentation at the Investment Opportunities in Homeland Security and Defense Conference in Washington D.C. on March 30, 2004, which was subsequently posted on HiEnergy's website from April 7, 2004 to April 13, 2004; a previously reported "oral understanding" between HiEnergy and the Dallas - Fort Worth Homeland Security Alliance; and HiEnergy's proposed financial restatement. HiEnergy has been cooperating fully with the SEC in providing the information requested and will continue to do so.